SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2005

Refac
(Exact name of registrant as specified in its charter)

DELAWARE	001-12776	13-1681234
(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

ONE BRIDGE PLAZA, SUITE 550, FORT LEE, NEW JERSEY	07024
(Address of principal executive offices)	(Zip Code)

(201) 585-0600
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2005, Refac, a Delaware corporation (the "Company"), entered into an amendment (the "U.S. Vision Amendment") to the Agreement and Plan of Merger (the "U.S. Vision Merger Agreement"), dated August 22, 2005, with U.S. Vision, Inc., a Delaware corporation ("U.S. Vision"), and USV Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Refac. The U.S. Vision Merger Agreement previously provided that either Refac or U.S. Vision may generally terminate the Merger Agreement if the transactions contemplated thereby were not completed by December 31, 2005. The U.S. Vision Amendment extends this date to April 30, 2006. The U.S. Vision Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REFAC

Dated: December 8, 2005	By:/s/ Raymond A. Cardonne, Jr.
Name: Raymond A. Cardonne, Jr.
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description
10.1  Amendment No. 1 to Merger Agreement, dated as of December 5, 2005, by and among Refac, U.S. Vision Merger Sub, Inc. and U.S. Vision, Inc.